EXHIBIT 23.1





INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-35299, No. 333-35829 and No. 333-49893 of
The Neiman Marcus Group, Inc. and subsidiaries on Forms S-8, S-8 and S-3, respectively, of our reports dated August 31, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of the Neiman Marcus Group Inc. for the year ended July 29, 2000.


/s/ Deloitte & Touche
DELOITTE & TOUCHE
Boston, Massachusetts
October 26, 2000